PLAN AND AGREEMENT OF DISTRIBUTION
                                (Classes A and B)

The Plan of Distribution ("Plan") and Agreement of Distribution ("Agreement"), dated as of October 1, 2005 (together "Plan and Agreement"), is by and between Ameriprise Financial Services, Inc. ("Ameriprise Financial Services"), a Delaware corporation and the principal underwriter of the Funds, for distribution services to the Funds, and the corporations ("Registrants") listed in Schedule A, each on behalf of its underlying series. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

The Plan and Agreement are separate and each has been approved by members of the Board of Directors (the "Board") of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement, and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.

The Plan and Agreement provide that:

1. The Funds will reimburse Ameriprise Financial Services for expenses incurred in connection with distributing the Funds' shares and providing personal service to shareholders. These expenses include sales commissions; business, employee and financial advisor expenses charged to distribution of Class A and Class B shares; and overhead appropriately allocated to the sale of Class A and Class B shares.

2. A portion of the fee under the Agreement will be used to compensate Ameriprise Financial Services, financial advisors and other servicing agents for personal service to shareholders. Fees paid will be used to help shareholders thoughtfully consider their investment goals and objectively monitor how well the goals are being achieved. Ameriprise Financial Services represents that it will continue to provide the same level of service as was provided under the previous shareholder service agreement.

3. Ameriprise Financial Services agrees to monitor the services it provides, to measure the level and quality of services and to provide training and support to financial advisors and servicing agents. Ameriprise Financial Services will use its best efforts to assure that other distributors provide comparable services to shareholders.

4. For Class A shares, the fee under this Agreement will be equal on an annual basis to 0.25% of the average daily net assets of the Funds attributable to Class A shares. The amount so determined shall be paid to Ameriprise Financial Services in cash within five (5) business days after the last day of each quarter.

5. For Class B shares, the fee under this Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class B shares. Of that amount, 0.75% shall be reimbursed for distribution expenses. The amount so determined shall be paid to Ameriprise Financial Services in cash within five (5) business days after the last day of each month. The additional 0.25% shall be paid to Ameriprise Financial Services to compensate Ameriprise Financial Services, financial advisors and servicing agents for personal service to shareholders and maintenance of shareholder accounts. The amount so determined shall be paid to Ameriprise Financial Services in cash within five (5) business days after the last day of each quarter.

6. For each purchase of Class B shares, the Class B shares will be converted to Class A shares in the ninth year of ownership.

7. The Funds understand that if a shareholder redeems Class B shares before they are converted to Class A shares, Ameriprise Financial Services will impose a sales charge directly on the redemption proceeds to cover those expenses it has previously incurred on the sale of those shares.

8. Ameriprise Financial Services agrees to provide at least quarterly an analysis of expenses under this Agreement and to meet with representatives of the Funds as reasonably requested to provide additional information.

9. Each of the Plan and Agreement shall continue in effect for a period of more than one year provided it is reapproved at least annually in the same manner in which it was initially approved.

10. Neither the Plan nor the Agreement may be amended to increase materially the amount that may be paid by the Funds without the approval of a least a majority of the outstanding shares of the relevant class. Any other amendment to the Plan or the Agreement must be approved in the manner in which the Plan or Agreement was initially approved.

11. The Agreement may be terminated as to Class A or Class B at any time without payment of any penalty by a vote of a majority of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Plan and Agreement, or by vote of a majority of the outstanding shares of the relevant class, or by Ameriprise Financial Services. The Plan shall continue until terminated by action of the members of the Funds' Board who are not interested persons of the Funds and have no direct or indirect financial interest in the operations of the Plan, and the related Agreement will terminate automatically in the event of its assignment as that term is defined in the Investment Company Act of 1940.

12. This Plan and Agreement shall be governed by the laws of the State of Minnesota.


AXP CALIFORNIA TAX-EXEMPT TRUST
AXP DIMENSIONS SERIES, INC.
AXP DISCOVERY SERIES, INC.
AXP EQUITY SERIES, INC.
AXP FIXED INCOME SERIES, INC.
AXP GLOBAL SERIES, INC.

AXP GOVERNMENT INCOME SERIES, INC.
AXP GROWTH SERIES, INC.
AXP HIGH YIELD INCOME SERIES, INC.
AXP HIGH YIELD TAX-EXEMPT SERIES, INC.
AXP INCOME SERIES, INC.
AXP INTERNATIONAL SERIES, INC.
AXP INVESTMENT SERIES, INC.
AXP MANAGED SERIES, INC.
AXP MARKET ADVANTAGE SERIES, INC.
AXP MONEY MARKET SERIES, INC.
AXP PARTNERS INTERNATIONAL SERIES, INC.
AXP PARTNERS SERIES, INC.
AXP SECTOR SERIES, INC.
AXP SELECTED SERIES, INC.
AXP SPECIAL TAX-EXEMPT SERIES TRUST
AXP STOCK SERIES, INC.
AXP STRATEGY SERIES, INC.
AXP TAX-EXEMPT SERIES, INC.


/s/ Leslie L. Ogg
---------------------------
    Leslie L. Ogg
    Vice President


AMERIPRISE FINANCIAL SERVICES, INC.


/s/ Paula R. Meyer
--------------------------
    Paula R. Meyer
    Senior Vice President and General Manager - Mutual Funds

Schedule A

                                      Funds

Each a Minnesota corporation, except California Tax-Exempt Trust and Special
Tax-Exempt Series Trust, which are Massachusetts business trusts:

AXP CALIFORNIA TAX-EXEMPT TRUST                                 AXP MARKET ADVANTAGE SERIES, INC.
     RiverSource California Tax-Exempt Fund                          RiverSource Small Company Index Fund
AXP DIMENSIONS SERIES, INC.                                     AXP MONEY MARKET SERIES, INC.
     RiverSource New Dimensions Fund                                 RiverSource Cash Management Fund
AXP DISCOVERY SERIES, INC.                                      AXP PARTNERS INTERNATIONAL SERIES, INC.
     RiverSource Discovery Fund                                      RiverSource International Aggressive Growth Fund
AXP EQUITY SERIES, INC.                                              RiverSource International Equity Fund
     RiverSource Mid Cap Growth Fund                                 RiverSource International Select Value Fund
AXP FIXED INCOME SERIES, INC.                                        RiverSource International Small Cap Fund
     RiverSource Diversified Bond Fund                          AXP PARTNERS SERIES, INC.
AXP GLOBAL SERIES, INC.                                              RiverSource Aggressive Growth Fund
     RiverSource Emerging Markets Fund                               RiverSource Fundamental Growth Fund
     RiverSource Global Balanced Fund                                RiverSource Fundamental Value Fund
     RiverSource Global Bond Fund                                    RiverSource Select Value Fund
     RiverSource Global Equity Fund                                  RiverSource Small Cap Equity Fund
     RiverSource Global Technology Fund                              RiverSource Small Cap Value Fund
AXP GOVERNMENT INCOME SERIES, INC.                                   RiverSource Value Fund
     RiverSource Short Duration U.S. Government Fund            AXP SECTOR SERIES, INC.
     RiverSource U.S. Government Mortgage Fund                       RiverSource Dividend Opportunity Fund
AXP GROWTH SERIES, INC.                                         AXP SELECTED SERIES, INC.
     RiverSource Disciplined Equity Fund                             RiverSource Precious Metals Fund
     RiverSource Growth Fund                                    AXP SPECIAL TAX-EXEMPT SERIES TRUST
     RiverSource Large Cap Equity Fund                               RiverSource Insured Tax-Exempt Fund
     RiverSource Large Cap Value Fund                                RiverSource Massachusetts Tax-Exempt Fund
AXP HIGH YIELD INCOME SERIES, INC.                                   RiverSource Michigan Tax-Exempt Fund
     RiverSource High Yield Bond Fund                                RiverSource Minnesota Tax-Exempt Fund
AXP HIGH YIELD TAX-EXEMPT SERIES, INC.                               RiverSource New York Tax-Exempt Fund
     RiverSource Tax-Exempt High Income Fund                         RiverSource Ohio Tax-Exempt Fund
AXP INCOME SERIES, INC.                                         AXP STOCK SERIES, INC.
     RiverSource Selective Fund                                      RiverSource Stock Fund
AXP INTERNATIONAL SERIES, INC.                                  AXP STRATEGY SERIES INC.
     RiverSource European Equity Fund                                RiverSource Equity Value Fund
     RiverSource International Opportunity Fund                      RiverSource Small Cap Advantage Fund
AXP INVESTMENT SERIES, INC.                                          RiverSource Small Cap Growth Fund
     RiverSource Balanced Fund                                       RiverSource Strategy Aggressive Fund
     RiverSource Diversified Equity Income Fund                 AXP TAX-EXEMPT SERIES, INC.
     RiverSource Mid Cap Value Fund                                  RiverSource Intermediate Tax-Exempt Fund
AXP MANAGED SERIES, INC.                                             RiverSource Tax-Exempt Bond Fund
     RiverSource Strategic Allocation Fund